CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 333-173967 on Form N-1A of our report dated December 23, 2014, relating to the financial statements and financial highlights of FlexShares® Trust, comprised of FlexShares® Morningstar Global Upstream Natural Resources Index Fund, FlexShares® STOXX® Global Broad Infrastructure Index Fund, FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund, FlexShares® iBoxx 5-year Target Duration TIPS Index Fund, FlexShares® Morningstar US Market Factor Tilt Index Fund, FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund, FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund, FlexShares® Quality Dividend Index Fund, FlexShares® Quality Dividend Dynamic Index Fund, FlexShares® Quality Dividend Defensive Index Fund, FlexShares® International Quality Dividend Index Fund, FlexShares® International Quality Dividend Dynamic Index Fund, FlexShares® International Quality Dividend Defensive Index Fund, FlexShares® Ready Access Variable Income Fund, FlexShares® Global Quality Real Estate Index Fund, and FlexShares® Disciplined Duration MBS Index Fund, appearing in the Annual Report on Form N-CSR for the period ended October 31, 2014, and to the references to us on the cover page of the Statements of Additional Information and under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois February 25, 2015